Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Proposed Maximum Aggregate Value of Transaction	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 7,718,000,768.73	0.0001381	$ 1,065,855.91
Fees Previously Paid
	Total Transaction Valuation:	$ 7,718,000,768.73
	Total Fees Due for Filing:			$ 1,065,855.91
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 0.00
	Net Fee Due:			$ 1,065,855.91
Offering Note
[1]	Capitalized terms used below but not defined herein shall have the meanings assigned to such terms in the Agreement and Plan of Merger, dated December 20, 2025 (the "Merger Agreement"), by and among GT Silver BidCo, Inc., a Delaware corporation ("Parent"), GT Silver Merger Sub, Inc., Delaware corporation and a wholly owned subsidiary of Parent, and Clearwater Analytics Holdings, Inc., a Delaware corporation (the "Company"). (i) Title of each class of securities to which the transaction applies: Class A common stock, par value $0.001 per share, of the Company (the "Company Class A Common Stock"). (ii) Aggregate number of securities to which the transaction applies: As of the close of business on February 19, 2026, the maximum number of shares of Company Class A Common Stock to which this transaction applies is estimated to be 317,126,547, which consists of: a. 296,384,965 issued and outstanding shares of Company Class A Common Stock; b. 10,222,745 shares of Company Class A Common Stock subject to issuance pursuant to outstanding Company RSUs; c. 1,845,553 shares of Company Class A Common Stock subject to issuance pursuant to outstanding Company PSUs (assuming attainment of the maximum level of performance); d. 7,340,148 shares of Company Class A Common Stock subject to issuance pursuant to outstanding Company Stock Options that have an exercise price per share of less than $24.55 (collectively, the "In-the-Money Company Stock Options"); e. 220,000 shares of Company Class A Common Stock estimated to be issuable pursuant to the Company ESPP after February 19, 2026 and prior to the Closing; and f. 1,113,136 shares of Company Class A Common Stock underlying the OpCo Units and Class B Common Stock to be exchanged immediately prior to the Merger in accordance with the terms of the Merger Agreement and the OpCo LLC Agreement. (iii) Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Solely for the purpose of calculating the filing fee, as of the close of business on February 19, 2026, the underlying value of the transaction was calculated as the sum of: a. 296,384,965 shares of Company Class A Common Stock multiplied by the Merger Consideration of $24.55 per share; b. 10,222,745 shares of Company Class A Common Stock subject to issuance pursuant to outstanding Company RSUs multiplied by the Merger Consideration of $24.55 per share; c. 1,845,553 shares of Company Class A Common Stock subject to issuance pursuant to outstanding Company PSUs (assuming attainment of the maximum level of performance) multiplied by the Merger Consideration of $24.55 per share; d. 7,340,148 shares of Company Class A Common Stock subject to issuance pursuant to outstanding In-the-Money Company Stock Options multiplied by $15.36 (which is the difference between the Merger Consideration of $24.55 per share and the current weighted average exercise price of such In-the-Money Company Stock Options of $9.19 of per share); e. 220,000 shares of Company Common Stock estimated to be issuable pursuant to the Company ESPP after February 19, 2026 and prior to the Closing multiplied by the Merger Consideration of $24.55 per share; and f. 1,113,136 shares of Company Class A Common Stock underlying the OpCo Units and Class B Common Stock to be exchanged immediately prior to the Merger in accordance with the terms of the Merger Agreement and the OpCo LLC Agreement multiplied by the Merger Consideration of $24.55 per share; (such sum, the "Total Consideration") (iv) In accordance with Section 14(g) of the Exchange Act, the filing fee was determined by multiplying the Total Consideration by 0.00013810.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A